UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2004
Commission file number  000-32835

SAN JOSE INTERNATIONAL, INC.
(Exact Name of small business issuer as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	33-0956433 (I.R.S. Employer Identification No.)

69-730 Highway 111, Suite 201B, Rancho Mirage, CA 92270
(Address of principal executive offices)

(760) 321-1712
(Issuer's telephone number)

Item 5. Other Events

On April 20, 2004, San Jose International, Inc. (the "Corporation") decided to terminate its effort to pursue the proposed acquisition of all of the issued and outstanding shares of Conquest Seismic Services Ltd., Conquest Seismic Drilling Ltd., 758993 Alberta Ltd., and Norex Exploration Services Ltd. (the "Conquest Group of Companies").

In anticipation of the proposed acquisition of the Conquest Group of Companies, the Corporation's sole director passed director's resolutions to propose certain amendments to the Certificate of Incorporation of the Corporation, including to change the name of the Corporation and to effect an increase in the Corporation's share capital (the "Proposed Amendments"). The Corporation subsequently filed a preliminary Schedule 14C Information Statement and a definitive Schedule 14C Information Statement with the Securities and Exchange Commission in anticipation of obtaining approval from shareholders holding a majority of the Corporation's Common Stock of the Proposed Amendments. However, such approval from shareholders holding a majority of the Corporation's Common Stock of the Proposed Amendments was never obtained and the Corporation has not filed a Certificate of Amendment with the Secretary of State for the State of Delaware. Accordingly, on April 20, 2004, the director of the Corporation passed a director's resolution to declare that the Proposed Amendments are no longer advisable and that the Corporation will not seek shareholders' approval of the Proposed Amendments.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SAN JOSE INTERNATIONAL, INC.

By:

/s/ Christopher Greenwood
Christopher Greenwood, President, Secretary and Director
Date: April 20, 2004